                                                                     Exhibit 2.5



                            ASSET PURCHASE AGREEMENT

                                     Between

                        RHONE-POULENC BASIC CHEMICALS CO.

                                       and

                          GEO SPECIALTY CHEMICALS, INC.

                    RELATING TO THE GULF COAST ALUM BUSINESS

                             -----------------------

                               Dated June 5, 1992

                             -----------------------




                               TABLE OF CONTENTS
                               -----------------
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      I         SALE AND PURCHASE...................................................................1

                Section 1.1         Assets to be Sold and Purchased.................................1
                Section 1.2         Assumption of Liabilities.......................................4
                Section 1.3         Purchase Price..................................................7
                Section 1.4         Allocation of Purchase Price....................................8
                Section 1.5         Closing.........................................................8
                Section 1.6         Non-Assignable Licenses, Leases and Contracts..................10
                Section 1.7         Receivables/Payables...........................................10
                Section 1.8         Shared Assets..................................................11
                Section 1.9         "AS IS" Sale...................................................11

     II         REPRESENTATIONS AND WARRANTIES OF SELLER...........................................12

                Section 2.1         Corporate Existence, etc. of Seller............................12
                Section 2.2         Authority......................................................12
                Section 2.3         No Violations..................................................12
                Section 2.4         Title to Properties, Absence of Liens and Encumbrances, etc. ..13
                Section 2.5         Inventory......................................................13
                Section 2.6         Real Property..................................................13
                Section 2.7         Intellectual Property..........................................14
                Section 2.8         Contracts of Seller............................................14
                Section 2.9         Employee Benefit Plans.........................................15
                Section 2.10        Compliance with Laws...........................................15
                Section 2.11        Litigation.....................................................15
                Section 2.12        Environmental Matters..........................................16
                Section 2.13        Labor Matters..................................................16
                Section 2.14        Financial Warranties...........................................17
                Section 2.15        Brokers and Finders............................................17
                Section 2.16        Changes........................................................17
                Section 2.17        Machinery and Equipment........................................17
                Section 2.18        Acquired Assets................................................18
                Section 2.19        Insurance......................................................18
                Section 2.20        Permits........................................................18
                Section 2.21        Consents.......................................................18
                Section 2.22        Customers and Suppliers........................................18
                Section 2.23        Taxes..........................................................19
                Section 2.24        Receivables....................................................19
                Section 2.25        Full Disclosure................................................19


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    III         REPRESENTATIONS AND WARRANTIES OF PURCHASER........................................19

                Section 3.1         Corporate Existence, etc. of Purchaser.........................19
                Section 3.2         Authority......................................................19
                Section 3.3         No Violations..................................................19
                Section 3.4         Litigation.....................................................20
                Section 3.5         Brokers and Finders............................................20
                Section 3.6         Financing Plan.................................................20

     IV         COVENANTS..........................................................................20

                Section 4.1         Conduct of Business............................................20
                Section 4.2         Access to Properties...........................................21
                Section 4.3         Confidentiality................................................21
                Section 4.4         Third Party Consents; Cooperation with Respect to Filings......21
                Section 4.5         Certain Notifications..........................................22
                Section 4.6         Employee Matters...............................................22
                Section 4.7         No Negotiations................................................26
                Section 4.8         Right of First Offer...........................................26
                Section 4.9         Noncompetition.................................................26
                Section 4.10        Environmental Audit............................................26
                Section 4.11        Financing Obligations..........................................27
                Section 4.12        Financial Assurances...........................................27
                Section 4.13        Sale of Mud Raw Material.......................................27
                Section 4.14        Cat Litter.....................................................28

      V         CONDITIONS TO PURCHASER'S OBLIGATIONS..............................................29

                Section 5.1         Representations and Warranties of Seller to be True;
                                    Performance by Seller; Certificate.............................29
                Section 5.2         No Material Adverse Change.....................................29
                Section 5.3         Consents.......................................................29
                Section 5.4         No Proceeding or Litigation....................................29
                Section 5.5         Opinion of Counsel.............................................30
                Section 5.6         Financing......................................................30

     VI         CONDITIONS TO SELLER'S OBLIGATIONS.................................................30

                Section 6.1         Representations and Warranties of Purchaser to be True;
                                    Performance by Purchaser; Certificate..........................30
                Section 6.2         Consents.......................................................31
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                Section 6.3         No Proceeding or Litigation.............................31
                Section 6.4         Opinion of Counsel......................................31
                Section 6.5         Financing...............................................31
                Section 6.6         Supply Agreement........................................32
                Section 6.7         Mud Purchase Order......................................32
                Section 6.8         Letters of Credit.......................................32

    VII         INDEMNIFICATION.............................................................32

                Section 7.1         Indemnification by Seller...............................32
                Section 7.2         Indemnification by Purchaser............................32
                Section 7.3         General Indemnification Provisions......................33
                Section 7.4         Limits on Indemnification of Purchaser..................34
                Section 7.5         Survival of Representations and Warranties..............34
                Section 7.6         Adjustment of Liability.................................35

   VIII         TERMINATION, AMENDMENT AND WAIVER...........................................35

                Section 8.1         Termination of Agreement................................35
                Section 8.2         Procedure and Effect of Termination.....................36
                Section 8.3         Amendment...............................................36
                Section 8.4         Waiver..................................................36

     IX         MISCELLANEOUS...............................................................36

                Section 9.1         Expenses................................................36
                Section 9.2         Further Assurances......................................36
                Section 9.3         Transfer Taxes..........................................37
                Section 9.4         Notices.................................................37
                Section 9.5         Amendments and Entire Agreement.........................38
                Section 9.6         Successors and Assigns..................................38
                Section 9.7         Governing Law...........................................38
                Section 9.8         Section and Other Headings..............................38
                Section 9.9         Counterparts............................................38
                Section 9.10        Bulk Sales Law..........................................38
                Section 9.11        Definition of Seller's Knowledge........................38
                Section 9.12        Transition Services.....................................39
                Section 9.13        Packaging Supplies......................................39
                Section 9.14        Anhydrous Alum..........................................39

                                    (iii)
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EXHIBITS

Exhibit A                  Bill of Sale and Assignment
Exhibit B                  Assignment and Assumption Agreement
Exhibit C                  Seller's Counsel Opinion Letter
Exhibit D                  Noncompetition Agreement
Exhibit E                  Supply Agreement
Exhibit F                  Mud Purchase Order
Exhibit G                  Assumption Agreement
Exhibit H                  Purchaser's Counsel Opinion Letter
Exhibit I                  Financial Statements
Exhibit J                  Inventory Analyses


SCHEDULES

Schedule 1.1(a)(i)         Real Property
Schedule 1/1(a)(ii)        Machinery and Equipment
Schedule 1.1(a)(iv)        Office Equipment
Schedule 1.1(a)(xi)        Intellectual Property
Schedule 1.1(b)(v)         Letters of Credit
Schedule 1.4               Allocation of Purchase Price
Schedule 1.6(b)            Material Consents
Schedule 1.8(a)            Shared Assets
Schedule 1.8(c)            Shared Contracts
Schedule 2.4               Liens and Encumbrances
Schedule 2.5               Inventory
Schedule 2.6(a)            Real Property Owned
Schedule 2.6(b)            Leased Property
Schedule 2.7               No Conflict or Infringement
Schedule 2.8(a)            Material Contracts
Schedule 2.9               Employee Benefit Plans
Schedule 2.11              Litigation
Schedule 2.12              Environmental Matters
Schedule 2.16              Adverse Changes
Schedule 2.20              Permits
Schedule 2.22              Customers and Suppliers
Schedule 4.6(a)            Employees
Schedule 9.11              Executive Employees

                                     (iv)
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         ASSET PURCHASE AGREEMENT dated June 5, 1992 between Rhone-Poulenc Basic
Chemicals Co., a Delaware corporation ("Seller"), and GEO Speciality Chemicals, Inc., an Ohio corporation ("Purchaser").

         Seller is engaged, among other things, in the business of clay mining and processing for use in production of alum and/or sale to third parties from Seller's plant in Little Rock, Arkansas and manufacturing and selling alum products of several types from Seller's plants in Bastrop, Louisiana; Springhill, Louisiana; Naheola, Alabama; and Counce, Tennessee (the "Gulf Coast Alum Business"). Seller wishes to sell and assign to Purchaser, and Purchaser desires to purchase and assume, substantially all of the assets and liabilities relating to the Gulf Coast Alum Business upon terms and conditions hereinafter set forth.

         The parties agree as follows:


                                   ARTICLE I
                               SALE AND PURCHASE
                               -----------------

         Section 1.1 ASSETS TO BE SOLD AND PURCHASED. (a) Subject to the terms and conditions hereof, on the Closing Date (as hereinafter defined), Seller agrees to sell, assign, convey, transfer and deliver to Purchaser and Purchaser shall purchase, all Seller's right, title and interest in and to the following assets, privileges, rights, interests, claims and property (the "Acquired Assets");

                  (i) the real property and interests in real property described in Schedule 1.1(a)(i) (the "Real Property"), together with the plants, buildings, structures, erections, improvements and fixtures located on or forming part of the real property described in Section 1.1(a)(i) which are owned by Seller;

                  (ii) all machinery, equipment, tools, and accessories described in Schedule 1.1(a)(ii) (the "Machinery and Equipment") and any other machinery and equipment located on the Real Property;

                  (iii) all laboratory equipment located on the Real Property;

                  (iv) all office equipment, including furniture and furnishings described in Schedule 1.1(a)(iv) and any other office equipment, located on the Real Property;

                  (v) all spare parts used in the Gulf Coast Alum Business located on the Real Property;

                  (vi) subject to Section 1.6, the Seller's rights under all leases, purchase and supply agreements and other contracts, agreements, arrangements or understandings (including all Material Contracts set forth on Schedule 2.8(a), all unfulfilled orders received by Seller and all forward commitments for supplies or materials for the plants included in the Acquired Assets) which relate solely to the Gulf Coast Alum Business, whether or not there are any written contracts with respect thereto (such leases, contracts, agreements, arrangements and understandings hereinafter referred to as, the "Assumed Contracts");

                  (vii) all licenses, registrations and permits pertaining solely to the Gulf Coast Alum Business to the extent transferable without consent (the "Permits");

                  (viii) originals of all general, financial, sales, marketing, production, purchasing and personnel records, catalogues, correspondence, mailing lists, customer and supplier lists, and other documents, records and files relating solely to the Gulf Coast Alum Business (subject to Seller's right to retain copies thereof) and copies of all relevant data, materials, records or other information relating to the Gulf Coast Alum Business which is contained in books and records which also relate to any of Seller's operations other than the Gulf Coast Alum Business or which is contained in Seller's computer records;

                  (ix) the goodwill of the Gulf Coast Alum Business;

                  (x) all inventories relating to the Gulf Coast Alum Business including, without limitation, all finished goods, work in progress, raw materials, stores and inventories in-transit and all production, shipping and packaging supplies (to the extent provided for in Section
         9.13 hereof), but excluding spare parts (for the purpose of the definition of "Inventories") and any cat litter inventory which are located on the Real Property on the Closing Date (the "Inventories");

                  (xi) all Seller's rights in, to and under domestic and foreign patents, patent applications, patent licenses, trade names, trademarks, copyrights, unpatented inventions, servicemarks, trademark and servicemark registrations and applications which relate solely to the Gulf Coast Alum Business, if any, all of which are listed on Schedule 1.1(a)(xi) (the "Intellectual Property");

                  (xii) to the extent that they relate solely to the Gulf Coast Alum Business, all manufacturing, engineering and other drawings, technology, technical information, engineering data, design and engineering specifications and similar data in writing (the "Engineering Data");

                  (xiii) the account balances (whether vested or nonvested) of the Hired Employee's in Seller's 401(k) Plan; and

                  (xiv) all claims, rights, setoffs and credits of Seller against third parties to the extent relating to (1) the Assumed Contracts; (2) condemnation or eminent domain

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         proceedings and awards involving the Real Property; (3) rights under manufacturers' and vendors' warranties to the extent such rights relate to the Acquired Assets.

                  (b) The Acquired Assets shall exclude all assets, privileges, rights, interests, claims and property not specifically included in the definition of Acquired Assets set forth in Section 1.1(a) and, notwithstanding
Section 1.1(a), shall specifically exclude the following (the "Excluded
Assets"):

                  (i) accounts receivable of the Gulf Coast Alum Business as of the Closing Date;

                  (ii) cash on hand, cash equivalents, investments (including, without limitation, stock, debt instruments, options and other securities and instruments) and bank deposits as of the Closing Date;

                  (iii) income tax refunds, recoveries, loss carry forwards and similar benefits and attributes relating to or arising out of any period prior to the Closing Date;

                  (iv) all stock ledgers, minute books and other corporate records of the Seller;

                  (v) any letters of credit or surety bonds securing obligations of Seller as set forth on Schedule 1.1(b)(v) (the "Letters of Credit");

                  (vi) except as set forth in Section 1.1(a)(viii), any assets of the Seller located at any location other than the locations listed in Schedule 1.1(a)(i), including, without limitation, any assets relating to Seller's operations other than the Gulf Coast Alum Business whether or not such assets are Shared Assets (as defined in Section 1.8 hereof);

                  (vii) the names "Rhone-Poulenc," "Rhone-Poulenc Basic Chemicals," "Stauffer" and "Stauffer Chemical" and all derivatives thereof and tradenames, trademarks and registrations relating to such names (the "Excluded Intangible Property"), all of which shall be excluded from the definition of the term "Intellectual Property";

                  (viii) all policies of insurance of Seller;

                  (ix) all stationery, forms, stocks, and other written materials that contain or otherwise use the Excluded Intangible Property (other than packaging supplies);

                  (x) Seller's rights under and any assets related to any Benefit Plans relating to Seller's employees except to the extent set forth in Section 4.6(h);

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                  (xi) any assets relating to the Seller's manufacture and sale of cat litter (other than any machinery or equipment located on the Real Property which is listed on Schedule 1.1(a)(ii);

                  (xii) any assets relating to the Seller's manufacture and sale of any alum products or mining of clay at any locations other than the locations listed in Schedule 1.1(a)(i) and any employees employed at such other locations; and

                  (xiii) all Shared Assets, Excluded Engineering Data and Shared Contracts as defined in Section 1.8 hereof.

                  (c) Notwithstanding anything to the contrary set forth in Sections 1.1(a) and 1.1(b) above, all tangible assets located on the Real Property other than cat litter inventory shall be included in the Acquired Assets.

         Section 1.2 ASSUMPTION OF LIABILITIES. (a) Subject only to the provisions of Section 1.2(b), Purchaser shall assume, pay, perform or otherwise discharge when due in accordance with their respective terms the following liabilities and obligations of Seller, whether actual or contingent, liquidated or unliquidated, known or unknown, relating to the Gulf Coast Alum Business as of the Closing Date (the "Assumed Liabilities"):

                  (i) subject to Section 1.6 hereof, all liabilities and obligations under the Assumed Contracts other than liabilities relating to services performed for, or materials or benefits received by, Seller prior to the Closing date;

                  (ii) subject to Section 7.4(b) hereof, all liabilities arising out of or relating to the release, discharge or disposal (including the movement of material through or in air, soil, surface or groundwater) of any solid wastes, pollutants or hazardous substances or the handling, storage, use, transportation or disposal of any of the foregoing, as these terms are defined by current federal, state or local law, in, on or from the Real Property whether before or after the Closing Date except for Excluded Liabilities pursuant to Section 1.2(b)(ii);

                  (iii) all liabilities arising out of or relating to the period on or after the Closing Date with respect to Purchaser's obligations under Section 4.6 hereof relating to Hired Employees;

                  (iv) all liabilities arising out of or relating to product liability claims by third parties seeking compensation for bodily injury or property damage if such injury or damage occurs on or after the Closing Date (or occurred prior to the Closing Date for which a claim is asserted more than six (6) months after the Closing Date);


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                  (v) all liabilities and obligations of Seller arising out of, resulting from, or relating to product warranty claims which are asserted on or after the Closing Date;

                  (vi) all liabilities arising out of or relating to claims by third parties, whether founded upon negligence, breach of warrant, strict liability in tort, and/or similar legal theory (other than product liability claims) seeking compensation for bodily injury or property damage if such injury or damage occurs on or after the Closing Date or which, subject to Section 1.2(c) below, has no identifiable date of occurrence;

                  (vii) all liabilities and obligations arising out of or relating to the condition, quality, maintenance, suitability or compliance with law (including, without limitation, building, zoning, health, safety, fire code and other laws, regulations or ordinances) of any of the Machinery and Equipment, Real Property or other tangible assets included in the Acquired Assets (other than liability for personal injury or property damage to an employee or other third party which occurs prior to the Closing Date); provided, however, that nothing provided herein shall relieve Seller of its obligation for breach of any of Seller's representations or warranties contained herein; and

                  (viii) all liabilities and obligations arising out of, resulting from, or relating to the operation of the Gulf Coast Alum Business or ownership of the Acquired Assets by Purchaser after the Closing.

         (b) Notwithstanding anything to the contrary contained in
Section 1.2(a), Purchaser shall not assume any of the following liabilities of Seller ("Excluded Liabilities"):

                  (i) all accounts payable of the Gulf Coast Alum Business as of the Closing Date;

                  (ii) liabilities which are the result of the disposal of a Hazardous Substance (as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended and applicable state and local environmental laws) prior to the Closing Date at a site or sites other than the Real Property or liabilities which are the result of a spill, release or discharge of a Hazardous Substance at any site or sites other than the Real Property which occurs during the transportation of Hazardous Substances prior to the Closing Date;

                  (iii) all liabilities relating to Hired Employees with respect to any claims, whether contingent or otherwise, relating to labor relations and compliance with fair employment practices arising prior to the Closing Date or any salary, bonuses, commissions, or contributions to Benefit Plans payable for or with respect to the period prior to the Closing Date;


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                  (iv) all liabilities to the extent they are associated with or relate to any of the Excluded Assets whether arising from events occurring prior to or after the Closing Date;

                  (v) all liabilities for taxes of any kind accrued (or which, pursuant to GAAP, should have been accrued) prior to the Closing Date;

                  (vi) all liabilities for expenses incurred by Seller in connection with the transactions contemplated hereby;

                  (vii) all liabilities arising out of litigation pending prior to the Closing Date;

                  (viii) all liabilities or obligations to any affiliates of Seller arising prior to the Closing Date;

                  (ix) all liabilities arising out of product liability claims by third parties seeking compensation for bodily injury or property damage if such injury or damage occurred prior to the Closing Date and arises out of an alleged act or omission of Seller prior to the Closing Date and are caused by a specific lot of product proven to have been sold by Seller prior to the Closing Date if such claims are asserted within six (6) months after the Closing Date (other than liabilities or obligations relating to honoring outstanding warranties in the ordinary course of business or arising out of environmental matters at the Real Property);

                  (x) all liabilities for severance obligations, if any, to any employee of the Gulf Coast Alum Business who does not become a Hired Employee so long as Purchaser has fulfilled its obligations pursuant to
         Section 4.6 hereof; and

                  (xi) all other liabilities relating to the operation of the Gulf Coast Alum Business which are not disclosed in any Schedule hereto, which are not specifically assumed by Purchaser pursuant to
         Section 1.2(a) hereof or which are not otherwise specifically provided for in this Agreement.

                  (c) Notwithstanding anything set forth in Section 1.2(a)(vi) above, if after reasonable investigation, the injury or damage giving rise to any liability being assumed thereunder has no identifiable date of occurrence, the parties shall submit the determination of the issue as to whether the date of occurrence was prior to or on or after the Closing Date to arbitration under the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted by one or more arbitrators appointed in accordance with such Rules and the decision of such arbitrators shall be conclusive and binding on the parties hereto. The cost of any such arbitration shall be borne equally by the parties.

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         Section 1.3 PURCHASE PRICE. (a) The purchase price (the "Purchase
Price") for the Acquired Assets shall be an amount equal to (i) $4,550,000 (the "Base Purchase Price") plus or minus (ii) an adjustment for the amount by which the Inventory Price determined in accordance with Section 1.3(c) below exceeds or is less than $1,500,000. In addition, the Purchaser shall pay Seller $250,000 (the "Noncompetition Payment") as provided in the Noncompetition Agreement (as defined below). For purposes of payment at the Closing only, the Base Purchase Price shall be adjusted by the Estimated Inventory Adjustment as provided in
Section 1.3(b) below, and the parties shall make such further adjustment after the Closing as may be necessary after the final determination of the Inventory Price as provided in Section 1.3(c) below.

                  (b) Three (3) days prior to the Closing, Seller shall advise Purchaser of the Estimated Inventory Price, which shall be the book value of the Seller's Inventories as of the last day of the last full month preceding the Closing Date as reflected on Seller's books and records. To the extent that the Estimated Inventory Price exceeds $1,500,000, Purchaser shall pay Seller the difference at the Closing, and to the extent the Estimated Inventory Price is less than $1,500,000, the amount payable by Purchaser at the Closing shall be reduced by such difference (in each such case, the difference is referred to herein as the "Estimated Inventory Adjustment").

                  (c) Immediately prior to the Closing, the parties shall take a physical inventory count as of the Closing Date at each of the plants included in the Acquired Assets and at each warehouse or other location where Inventories included in the Acquired Assets are located. Inventory Price shall be the aggregate book value of the Inventories on the Closing Date and shall be calculated based on the physical inventory and the per unit standard cost of such Inventory as of the Closing Date, as reflected in Seller's books and records and determined in accordance with Seller's standard accounting practices ("SSAP") consistently applied with prior periods and a revaluation by Seller in accordance with its past practices to incorporate variances from standard cost incurred between December 31, 1991 and the Closing Date (the "Inventory Price"). It is understood by the parties that SSAP includes the practices of maintaining inventories at full budgeted standard cost set on an annual basis and writing down or writing off finished goods which are non-saleable or raw materials or work in process which is nonusable and performing certain routine analyses as set forth on Exhibit J hereto. In addition, it is understood by the parties that SSAP values raw material inventory (other than sulfuric acid) at the lower of cost or market and values work in process, finished goods and sulfuric acid inventory at cost, in each case determined as provided above. The parties shall determine the Inventory Price as promptly as possible after the Closing Date. In the event that the parties cannot agree as to the Inventory Price within thirty
(30) days after the taking of the physical inventory count, then such dispute shall be submitted to Deloitte & Touche or, if Deloitte & Touche is not independent of all of the parties hereto and each of the financial institutions or other individuals or entities providing financing to the Purchaser for the transactions contemplated hereby, to another nationally recognized independent certified public accounting firm selected by Seller and reasonably acceptable to Purchaser (the "Accounting Firm"). The parties will use reasonable efforts to cause the Accounting Firm to make its determination within ten (10) days after the dispute has been submitted or as soon thereafter as practicable. The determination of the Inventory Price by the Accounting Firm shall be final, conclusive and binding upon the parties hereto. The cost of the Accounting Firm shall be borne equally by the parties. To the extent the actual Inventory is greater than or less than the Estimated Inventory Price, Purchaser shall pay Seller or Seller shall pay Purchaser the difference, as appropriate, within three (3) business days after the determination of the Inventory Price either by agreement by the parties or as determined by the Accounting Firm.

                  (d) Payments will be made to reflect proration of real and personal property ad valorem taxes or assessments against the Acquired Assets, any utility or other similar charges payable in arrears as of the Closing Date and for reimbursement by Purchaser of any utility deposits or deposits under leases or otherwise made by Seller prior to the Closing.

         Section 1.4 ALLOCATION OF PURCHASE PRICE. The consideration paid or payable by Purchaser pursuant to this Agreement shall be allocated among the Acquired Assets as set forth in Schedule 1.4 hereto. Seller and Purchaser shall file all tax returns and, if required, all information returns in a manner consistent with such allocation.

         Section 1.5 CLOSING. (a) The sale and purchase of the Acquired Assets contemplated hereby (the "Closing") shall take place at 10:00 a.m., local time, on August 4, 1992, subject to reasonable extensions by either party (but in no event later than September 3, 1992) (the "Closing Date"), at the offices of Rhone-Poulenc Inc., 125 Black Horse Lane, Monmouth Junction, New Jersey 08852 or at such other date or place as Seller and Purchaser may mutually agree upon in writing.

                  (b)  At the Closing, the Seller shall deliver to the
Purchaser:

                  (i) a Bill of Sale and Assignment substantially in the form attached hereto as Exhibit A;

                  (ii) a general warranty deed or deeds in a form reasonably acceptable to the Seller and the Purchaser sufficient to convey to the Purchaser, or its designee, fee simple unencumbered title to the Real Property owned by the Seller, subject to the Permitted Liens (as defined herein), an affidavit or certificate in accordance with Section 1445 of the United States Internal Revenue Code of 1986 as amended (the "Code"), to the effect that Seller is a "non-foreign person," and such other reasonable and customary affidavits, instruments and agreements as may be required by Purchaser's title insurer(s) in connection with the issuance of title insurance policies covering the Real Property;

                  (iii) an assignment and assumption agreement conveying the Seller's right, title and interest in the Assumed Contracts in the form attached hereto as Exhibit B;

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


                  (iv) an assignment of Seller's right, title and interest in the Intellectual Property, if any;

                  (v) all Material Consents as defined in Section 1.6 and any other consents obtained by Seller prior to the Closing, if any;

                  (vi) an opinion of Proskauer Rose Goetz & Mendelsohn, counsel to Seller, addressed to Purchaser and dated the Closing Date in the form attached hereto as Exhibit C;

                  (vii) possession of the Acquired Assets; and

                  (viii) the results of UCC searches in each jurisdiction in which any of the Acquired Assets are located;

                  (ix) all Permits;

                  (x) a Noncompetition Agreement in the form of Exhibit D (the "Noncompetition Agreement"); and

                  (xi) the Supply Agreement in the form attached hereto as Exhibit E;

                  (xii) the purchase order in the form attached hereto as Exhibit F with respect to the sale of mud by Purchaser to Seller (the "Mud Purchase Order"); and

                  (xiii) such other instruments of assignment or conveyance as Purchaser may reasonably request as necessary or appropriate to vest in Purchaser good and marketable title to the Acquired Assets.

             (c) At the Closing, Purchaser shall deliver to Seller:

                  (i) the Base Purchase Price (plus or minus the Estimated Inventory Adjustment, as appropriate) and the Noncompetition Payment by wire transfer of immediately available funds on the Closing Date to the account designated by the Seller in a written notice to the Purchaser delivered at least five (5) business days prior to the Closing Date;

                  (ii) an assignment and assumption agreement relating to the Assumed Liabilities in the form attached hereto as Exhibit G;

                  (iii) certified copies of resolutions, duly adopted by Purchaser, that shall be in full force and effect at the time of the Closing, authorizing the execution and delivery of this Agreement and the other instruments, agreements and documents to be executed by it hereunder and the performance of its obligations hereunder and thereunder;

                  (iv) an opinion of Hahn Loeser & Parks, counsel to Purchaser, addressed to the Seller and dated the Closing Date, in the form attached as Exhibit H;

                  (v) the Supply Agreement;

                  (vi) the Noncompetition Agreement;

                  (vii) the Mud Purchase Order; and

                  (viii) such other instruments and documents as Seller may reasonably request with respect to the consummation of the transactions contemplated by this Agreement.

         Section 1.6 NON-ASSIGNABLE LICENSES, LEASES AND CONTRACTS. (a) To the extent that any Assumed Contract is not capable of being assigned, transferred, subleased or sublicensed without the consent or waiver of the other party thereto or any third party (including a government or governmental unit), or if such assignment, transfer, sublease or sublicense or attempted assignment, transfer, sublease or sublicense would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, this Agreement shall not constitute an assignment, transfer, sublease or sublicense thereof, or an attempted assignment, transfer, sublease or sublicense of any such Assumed Contract.

                  (b) Anything in this Agreement to the contrary notwithstanding, Seller is not obligated to transfer to Purchaser any of its rights and obligations in and to any of the Assumed Contracts without first having obtained all necessary consents and waivers. Prior to the Closing Date, Seller shall use its best efforts (which shall not require Seller to incur any financial obligation) to obtain consent to those Assumed Contracts listed on
Schedule 1.6(b) (the "Material Consents"). Prior to and for a reasonable period of time after the Closing Date not to exceed thirty (30) days, the Seller shall cooperate with Purchaser to assist Purchaser in obtaining any other consents and waivers referred to in Section 1.6(a) which are reasonably requested by Purchaser.

                  (c) To the extent that the consents and waivers are not obtained by Seller, Seller and Purchaser shall cooperate with each other to establish arrangements that are reasonable and lawful as to both Seller and Purchaser, and which result in the benefits and obligations under such Assumed Contracts being apportioned in a manner that is in accordance with the purpose and intention of this Agreement.

         Section 1.7 RECEIVABLES/PAYABLES. All accounts, notes and miscellaneous receivables as of the Closing Date (whether or not invoices have yet been rendered as of the Closing Date, but in all cases after the product has been shipped) of the Gulf Coast Alum Business and all accounts payable accrued prior to the Closing Date (whether or not invoices have yet been rendered or received as of the Closing Date) of the Gulf Coast Alum Business shall be retained by Seller and shall not be transferred to Purchaser. Purchaser agrees that it will promptly transfer and deliver to Seller any cash or other property which it may receive in respect of Seller's receivables related to the Gulf Coast Alum Business existing as of the Closing Date. Seller agrees that it will promptly transfer and deliver to Purchaser any cash or other property which it may receive in respect of accounts receivable which come into existence after the Closing Date. All payments received by either party from an account debtor shall be applied by each party as designated by the account debtor and in the absence of such designation shall be applied first to the oldest amount due and payable (whether owed to Purchaser or Seller); provided, however, that in the event that any account debtor files a petition in bankruptcy or has an involuntary petition in bankruptcy filed against it, then, each of Purchaser and Seller shall be entitled to file its own proof of claim and to receive any payments to which it is thereby entitled in accordance with the terms of such debtor's plan of liquidation or plan or reorganization.

         Section 1.8 SHARED ASSETS. (a) Schedule 1.8(a) sets forth a list of all tangible assets with a book value as of December 31, 1991 in excess of $5,000 individually or $10,000 in aggregate, which are used by Seller both in the operation of the Gulf Coast Alum Business and in any of Seller's operations other than the Gulf Coast Alum Business and which are not located on the Real Property (the "Shared Assets").

                  (b) Seller hereby grants to Purchaser, as of the Closing Date, a perpetual, nonexclusive, royalty-free license to use the Excluded Engineering Data (as hereinafter defined) for the purpose of manufacturing and selling alum in a manner consistent with the present operation of the Gulf Coast Alum Business at the Real Property by Seller. Such license shall not include the right to sublicense or assign any of Purchaser's rights to such Excluded Engineering Data except to a purchaser of one or more of the plants in the Gulf Coast Alum Business. As used herein, Excluded Engineering Data shall mean all manufacturing, engineering and other drawings, technology, technical information, engineering data, design and engineering specifications and similar data which is presently used by the Gulf Coast Alum Business but is excluded from the Acquired Assets because it does not relate solely to the Gulf Coast Alum Business.

                  (c) Schedule 1.8(c) hereof sets forth a list of all contracts, agreements, leases, commitments or other arrangements providing for payments or obligations in excess of $25,000 relating to the Gulf Coast Alum Business to which Seller is a party and which also relate to any of Seller's operations other than the Gulf Coast Alum Business (the "Shared Contracts").

         Section 1.9 "AS IS" SALE. Purchaser understands and agrees that except for the express warranties specifically made by Seller under Article II of this Agreement, all tangible Acquired Assets shall be sold, conveyed and delivered by Seller and shall be purchased, received and accepted by Purchaser on an "AS IS, WHERE IS" basis and SELLER MAKES NO

REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, BY DESCRIPTION OR OTHERWISE, AS TO THE CONDITION, QUALITY OR SUITABILITY OF ANY OF THE TANGIBLE ACQUIRED ASSETS, AND ALL IMPLIED WARRANTIES, WHETHER ARISING BY LAW OR BY IMPLICATION FROM THE PROVISIONS OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY DISCLAIMED.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

         The Seller represents and warrants to the Purchaser as follows:

         Section 2.1 CORPORATE EXISTENCE, ETC. OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as it is now being conducted. Seller is qualified as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of the Gulf Coast Alum Business or the ownership of the property related to the Gulf Coast Alum Business requires such qualification except where the failure to be so qualified would not have a material adverse effect on the Gulf Coast Alum Business.

         Section 2.2 AUTHORITY. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby, have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation by Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or of equity).

         Section 2.3 NO VIOLATIONS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with, violate or result in any breach of the terms of the charter or by-laws of Seller, or (b) conflict with, violate or result in any breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation relating to the Gulf Coast Alum Business to which Seller is a party or by which Seller or any of the Acquired Assets may be bound,
(c) violate any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any court or of any public, governmental or regulatory body, agency or authority applicable to Seller or by which the Acquired Assets may be bound, or, (d) require any filing, declaration or registration with or permit, consent or approval of, or the giving of any notice to, any public, governmental or regulatory body, agency or authority, excluding from all of the foregoing clauses (i) such conflicts, violations, breaches and defaults which, and filings, declarations, registrations, permits, consents, approvals and notices, the absence of which, either singly or in the aggregate, would not have a material adverse effect on the Gulf Coast Alum Business, (ii) any consents, approvals, filings or notices required in connection with substitution of Letters of Credit and (iii) any consents required in connection with Assumed Contracts.

         Section 2.4 TITLE TO PROPERTIES, ABSENCE OF LIENS AND ENCUMBRANCES, ETC. Seller is the owner of the Acquired Assets and has the power and right to transfer, sell, assign and deliver the Acquired Assets to Purchaser except as disclosed in any Schedule to this Agreement, and upon consummation of the transactions contemplated by this Agreement, Purchaser will acquire title to the Acquired Assets as provided in this Agreement free and clear of any mortgages, pledges, liens, security interests, easements, rights of way, restriction of record or other encumbrances, charges, rights or other claims of third parties of any kind created or permitted by Seller (collectively, "Liens"), other than
(a) Liens securing or relating to liabilities or obligations which are to be assumed by Purchaser pursuant to this Agreement, (b) Liens for current taxes and assessments not yet due, (c) inchoate mechanic and materialmen Liens for construction in progress, (d) workmen, repairmen, warehousemen, customer, employee and carriers and similar Liens arising in the ordinary course of business, (e) Liens created by Purchaser, and (f) those Liens which are described in Schedule 2.4 (the Liens referred to in clauses (a) through (f) collectively being referred to as "Permitted Liens"). The Permitted Liens (individually or in the aggregate) do not materially interfere with the conduct of the Gulf Coast Alum Business in the ordinary course of business as presently conducted by Seller.

         Section 2.5 INVENTORY. The Inventory consists of material, products and supplies of a quality and quantity usable or saleable in the normal and ordinary course of the Gulf Coast Alum Business as presently conducted. Except as set forth on Schedule 2.5, the Inventory on the date hereof does not include any material amount of items that is obsolete, damaged or slow moving. The Inventory is valued on the books and records of the Seller in accordance with Seller's standard accounting practices consistently applied with prior periods.

         Section 2.6 REAL PROPERTY. Schedule 2.6(a) sets forth an accurate description of all Real Property which Seller owns in fee simple with respect to the Gulf Coast Alum Business. Schedule 2.6(b) sets forth an accurate list of all leases pursuant to which Seller leases Real Property with respect to the Gulf Coast Alum Business. Except (a) as set forth in Schedule 2.6(a), (b) for Permitted Liens and (c) for immaterial imperfections of title, Seller has title to all Real Property listed on Schedule 2.6(a) and, except as described in
Schedule 2.6(a) or 2.6(b), to the best of Seller's knowledge, there is no violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to zoning, environmental, city planning or similar matters) relating to the Real Property or any present use thereof that would result in a material adverse effect on the Gulf Coast Alum Business and cannot be cured in the ordinary course of business. Except as described in
Schedule 2.6(a) or 2.6(b): (i) Seller has not received any written notice from any governmental authority asserting any violation of any applicable law or the requirements of any federal, state or municipal agency having jurisdiction over the Real Property, (ii) Seller has not received written notice of a pending or threatened expropriation or similar proceeding affecting the Real Property and Seller has not received any written notice of any pending or proposed land use or zoning changes or restrictions applicable to or affecting the Real Property, and (iii) such Real Property has access to all public roads and all utilities and other services reasonably necessary to the conduct of the Gulf Coast Alum Business as presently conducted at such Real Property.

         Section 2.7 INTELLECTUAL PROPERTY. Schedule 1.1(a)(xi) sets forth a true and complete list of all Intellectual Property being transferred to Purchaser pursuant to this Agreement, if any. To the best of Seller's knowledge, except as set forth on Schedule 2.7, the Intellectual Property does not conflict with or infringe on the rights of others except where such conflict or infringement would not have a material adverse effect on the Gulf Coast Alum Business. Seller owns and has valid, binding and enforceable rights to use all Intellectual Property included in the Acquired Assets and has received no written notice from any third party alleging that Seller's use of the Intellectual Property included in the Acquired Assets is infringing on the property rights of such third party. Seller has not granted any licenses or other rights and has no obligations to grant licenses or other rights to any of the Intellectual Property. Seller has made no claim of any violation or infringement by others of its rights to the Intellectual Property and Seller knows of no basis for the making of any such claim.

         Section 2.8 CONTRACTS OF SELLER. (a) Schedule 2.8(a) sets forth a list of all contracts, agreements, leases, commitments or other arrangements providing for payments or obligations in excess of $25,000 relating solely to the Gulf Coast Alum Business to which Seller is a party and which are included in the Assumed Contracts ("Material Contracts"). The Material Contracts constitute all of the contracts which relate to the continued conduct of the Gulf Coast Alum Business in substantially the same manner as presently conducted by Seller, other than (i) contracts not included in Material Contracts because they involve less than $25,000, (ii) contracts relating to administrative and back office matters and employment of the sales force, (iii) contracts for computer and information systems, (iv) contracts for telephone and communications systems, (v) the Shared Contracts, (vi) contracts relating to any Benefit Plans not to be transferred to Purchaser in accordance with Section 4.6 hereof, and (vii) any other contracts relating to the Excluded Assets which do not relate to the Acquired Assets.

                  (b) Except as set forth in Schedule 2.8(a), the enforceability of the Material Contracts (except for the obtaining of consents, if required) will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (c) Except as set forth in Schedule 2.8(a), Seller is not in default, nor does there exist any event that, with notice or lapse of time or both, would constitute an event of default by the Seller, under any Material Contract, except where all such events in the aggregate would not result in a material adverse effect to the Gulf Coast Alum Business. Except as set forth in Schedule 2.8(a), Seller has no knowledge of any material breach or default by any other party to any Material Contract. A true and complete copy of each written Material Contract (except with respect to information on customer names and addresses and pricing terms) has been made available to Purchaser for its review. Seller has not entered into any purchase orders or sales orders other than in the ordinary course of business, consistent with past practices. The forward purchase commitments of Seller under any Material Contracts have been incurred in the ordinary course of Seller's business consistent with past practices and are not in excess of the reasonably anticipated supply requirements of the Gulf Coast Alum Business as presently conducted by Seller.

         Section 2.9 EMPLOYEE BENEFIT PLANS. Except as set forth on Schedule 2.9 hereto, Seller neither maintains, sponsors nor is required to make contributions to any pension, profit- sharing, thrift or other retirement plan, employee stock ownership plan, deferred compensation, stock ownership, stock purchase, performance share, bonus or other incentive plan, severance plan, health or welfare plan, or any other plan, agreement, arrangement or understanding, written or oral, providing for employee benefits for any of its current or former employees of the Gulf Coast Alum Business (the "Benefit Plans"). Each Benefit Plan listed in Schedule 2.9 is, to the best of Seller's knowledge, in compliance in all material respects with the applicable provisions of the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and all other applicable law. Seller has made all contributions required of it under each Benefit Plan with respect to all employees of the Gulf Coast Alum Business who may become Hired Employees. Seller has provided Purchaser with an accurate vesting schedule and an accurate list of account balances for all employees of the Gulf Coast Alum Business who are or may become Hired Employees covered by Seller's 401(k) Plan; the account balance schedule shall be updated by Seller as of the date such account balances are transferred to Purchaser's 401(k) Plan pursuant to Section 4.6(h). Seller has made available to Purchaser a copy of a current, favorable determination letter regarding its 401(k) plan. To the best of Seller's knowledge, neither Seller nor any party administering a Benefit Plan on behalf of Seller has engaged in any prohibited transaction with respect to any Benefit Plan. If requested by Purchaser, Seller will provide to Purchaser a schedule containing, with respect to each employee of the Gulf Coast Alum Business, who may become a Hired Employee, his or her (i) date of hire, (ii) base compensation as of the day preceding the Closing Date and (iii) upon reasonable request, all other information reasonably necessary (as determined by the Seller) for Purchaser to meet its obligation under Section 4.6 of this Agreement.

         Section 2.10 COMPLIANCE WITH LAWS. Other than with respect to environmental, health and safety matters, which are covered by Section 2.12, to the best of Seller's knowledge, Seller is in compliance in all material respects with all laws, ordinances, regulations and orders applicable to the ownership of the Acquired Assets and operation of the Gulf Coast Alum Business.

         Section 2.11 LITIGATION. Except as disclosed on Schedule 2.11, there is no litigation or proceeding or governmental investigation pending, or, to the best of Seller's knowledge, threatened against or relating to the Gulf Coast Alum Business, which if resolved against Seller reasonably could be expected to have a material adverse effect on the Gulf Coast Alum Business, or which would materially impair the ability of Seller to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder; and, without limiting the foregoing, Schedule 2.11 lists each pending proceeding in which the amount of damages claimed exceeds $25,000 or in which injunctive or equitable relief is requested. There is no outstanding judgment, order, injunction or decree of any court, government or governmental agency affecting the Gulf Coast Alum Business or the Acquired Assets.

         Section 2.12 ENVIRONMENTAL MATTERS. This section pertains exclusively to environmental, health and safety matters.

         To the best of Seller's knowledge, except as set forth in Schedule 2.12, (a) since Seller acquired the Gulf Coast Alum Business, Seller has operated the Gulf Coast Alum Business in compliance in all material respects with all applicable environmental, health and safety statutes, regulations, ordinances and decrees binding on the Seller with respect to the Gulf Coast Alum Business, (b) there is no violation of any such statute, regulation, ordinance or decree arising out of any environmental condition on the Real Property that could result in a material adverse effect on the Gulf Coast Alum Business, (c) Seller has disclosed to Purchaser the existence of any written notices from any governmental agency received by Seller since January 1, 1988 claiming that Seller has violated or failed to comply with any statute, regulation, ordinance or decree with respect to environmental conditions on the Real Property, (d) nothing has been manufactured on the Real Property by Seller or Stauffer Chemicals Company (or successors in interest operating on the Real Property) other than the products of the type presently being manufactured by Seller, and
(e) Seller has disclosed to Purchaser any materially adverse environmental condition on the Real Property. Except as set forth in Schedule 2.12, Seller currently holds all permits, licenses and approvals of governmental authorities and agencies necessary for the current use, occupancy or operation of the Acquired Assets, except where the failure to hold any such permits, licenses or registrations would not have a material adverse effect on the Gulf Coast Alum Business.

         Section 2.13 LABOR MATTERS. To the best of Seller's knowledge, Seller has complied with all applicable federal and state laws relating to the employment of labor including the provisions thereof relating to wages, hours, collective bargaining and the payment of social security and taxes and is not liable for any arrears of wages or any tax or any penalty for failure to comply with any of the foregoing. There are no material controversies pending or, to the best of Seller's knowledge, threatened between Seller and its employees or other parties which could reasonably have a material adverse effect on the Acquired Assets or the continued operation of the Gulf Coast Alum Business in substantially the same manner as presently conducted. There are no collective bargaining agreements currently binding on or being negotiated with respect to the Gulf Coast Alum Business other than the Collective Bargaining Agreement with the International Chemical Workers with respect to certain employees at the Bastrop, Louisiana plant, a copy of which has previously been provided to Purchaser. To the best of Seller's knowledge, there are no pending petitions by labor unions to the National Labor Relations Board for certification as representative of any employees of the Gulf Coast Alum Business.

         Section 2.14 FINANCIAL WARRANTIES. Prior to the date hereof, Seller has delivered to Purchaser unaudited Income Statements of the Gulf Coast Alum Business for the calendar years 1989, 1990 and 1991 (including all intercompany sales), an unaudited Asset Statement for the Gulf Coast Alum Business as at December 31, 1991 and a statement of Sales Results for the calendar years 1988 through 1991, all as attached hereto as Exhibit I. To the best of Seller's knowledge, the foregoing statements are complete and correct in all material respects and fairly present the information set forth therein as of the date and for the periods then ended in conformity with Seller's accounting standards applied on a consistent basis.

         Section 2.15 BROKERS AND FINDERS. Neither Seller nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement.

         Section 2.16 CHANGES. Except as disclosed on Schedule 2.16, since December 31, 1991:

                           (a) There has been no material adverse change in the Acquired Assets, the Assumed Liabilities or the operating results or financial condition of the Gulf Coast Alum Business;

                           (b) There have been no employment contracts or compensation arrangements entered into by Seller with, and no increase in the compensation, bonus or benefits (of any type or description, including without limitation non-binding arrangements, policies or understandings) payable or to become payable by Seller to, any officers, directors, employees or agents of Seller except in the ordinary course of business consistent with past practices; and Seller has not made or agreed to, and there has not become effective, any approval, adoption, modification or amendment of any pension or retirement or other benefit plan or arrangement (including insurance policies or other insured benefits), relating solely to the employees listed on Schedule 4.6, except as required by law or necessary to implement this Agreement;

                           (c) There have been no commitments for capital expenditures relating to the Gulf Coast Alum Business, other than commitments incurred in the ordinary course of business which, individually or, in the case of a series of related commitments, in the aggregate, did not exceed $100,000; and

                           (d) The Gulf Coast Alum Business has been conducted in all material respects only in the ordinary course of business.

         Section 2.17 MACHINERY AND EQUIPMENT. Schedule 1.1(a)(i) contains a true and complete list of all Machinery and Equipment located on the Real Property with a book value as of December 31, 1991 in excess of $50,000. The inclusion of any item on Schedule 1.1(a)(i) does not constitute a representation or warranty that any item on such Schedule has a book value in excess of $50,000.

         Section 2.18 ACQUIRED ASSETS. The Acquired Assets constitute all the assets that are used or held for use by Seller in connection with the Gulf Coast Alum Business and, include all assets the use of which is reasonably necessary for the performance of any Assumed Contract by Purchaser and the continued conduct of the Gulf Coast Alum Business in substantially the same manner as presently conducted by Seller except for (i) the Shared Assets, if any, (ii) the Excluded Engineering Data, (iii) the Shared Contracts, (iv) assets relating to back office and administrative matters and the employment of the sales force and, (v) contemplated additions and dispositions in the ordinary course of business that are not material in the aggregate.

         Section 2.19 INSURANCE. Seller has maintained a reasonable and customary program of insurance (which may include self-insurance) with respect to the Acquired Assets and the Gulf Coast Alum Business and has insured the Acquired Assets and the Gulf Coast Alum Business in such manner as may be required pursuant to any franchises, agreements, licenses or permits applicable to the Acquired Assets or the Gulf Coast Alum Business. Seller has provided Purchaser with a list of all property damage and personal injury claims asserted against Seller with respect to the Gulf Coast Alum Business during the past three years involving in excess of $25,000.

         Section 2.20 PERMITS. To the best of Seller's knowledge, Schedule 2.20 hereto sets forth a true and complete list of all material permits used or held for use in connection with the conduct of the Gulf Coast Alum Business. Except as set forth on Schedule 2.12, Seller has all permits the absence of which would have a material adverse effect on the Gulf Coast Alum Business whether or not such permits are listed on Schedule 2.20.

         Section 2.21 CONSENTS. No consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority or other governmental body is required for the execution, delivery and performance by Seller of this Agreement and the other instruments, agreements and documents required or contemplated hereby or the consummation by Seller of the transactions contemplated hereby and thereby except with respect to local transfer and recording matters, transfer of Permits and substitution of the Letters of Credit.

         Section 2.22 CUSTOMERS AND SUPPLIERS. Schedule 2.22 hereto contains a true and complete list of the dollar volume of purchases from each of the five
(5) largest suppliers and sales to each of the fifteen (15) largest customers, respectively, of the products and services of Seller during the twelve (12) months ending December 31, 1991. Except as set forth on Schedule 2.22, the best of Seller's knowledge, Seller has not received written notice from any customer or supplier as to (i) its intent to discontinue its relationship with Seller or
(ii) the occurrence of any event which would have a material adverse effect on its relationship with Seller.

         Section 2.23 TAXES. There are no pending or to the best of Seller's knowledge, threatened actions or proceedings, assessments or collections of taxes of any kind with respect to the Gulf Coast Alum Business that could subject Purchaser to any liability for such taxes for the period prior to the Closing Date or could impair any of the Acquired Assets.

         Section 2.24 RECEIVABLES. All of the accounts receivable reflected in the Asset Statement for the Gulf Coast Alum Business as at December 31, 1991 as previously provided to Purchaser or arising since the date thereof (except for a reserve for doubtful accounts in accordance with Seller's past practices) have been collected or, to the best of Seller's knowledge, are collectable in the ordinary course of business and, to the best of Seller's knowledge, Seller has not received any written notice of any account debtor's assertion of any defense to payment or right of setoff with respect to such receivables.

         Section 2.25 FULL DISCLOSURE. This Agreement, including any schedules or exhibits hereto or any certificate required to be delivered to Purchaser in connection herewith does not contain any untrue statement of any material fact or omit to state a material fact relating the Acquired Assets or the Gulf Coast Alum Business necessary to make the statements made, in the context in which made, not materially false or misleading.


                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

         Purchaser represents and warrants to Seller as follows:

         Section 3.1 CORPORATE EXISTENCE, ETC. OF PURCHASER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the corporate power to carry on its business as it is now being conducted.

         Section 3.2 AUTHORITY. The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation by Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or of equity).

         Section 3.3 NO VIOLATIONS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with, violate or result in any breach of the terms of the Articles of Incorporation or Code of Regulations of Purchaser; (b) conflict with, violate or result in any breach of , or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of its respective properties or assets may be bound; (c) violate any statute, ordinance or law or any rule, regulation, order, writ, injunction or decree of any court or of any public, governmental or regulatory body, agency or authority applicable to Purchaser or by which any of its properties or assets may be bound; or (d) require any filing, declaration or registration with, or permit, consent or approval of, or the giving of any notice to, any public governmental or regulatory body, agency or authority, excluding from the foregoing clauses (a), (b), (c) and (d) such conflicts, violations, breaches and defaults which, and filings, declarations, registrations, permits, consents, approvals and notices, the absence of which, either singly or in the aggregate, would not have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement.

         Section 3.4 LITIGATION. There is no litigation or proceeding or governmental investigation pending, or, to the best of Purchaser's knowledge, threatened against Purchaser or relating to the transactions contemplated hereby, which if resolved against Purchaser reasonably could be expected to have a material adverse effect on the ability to perform its obligations under this Agreement.

         Section 3.5 BROKERS AND FINDERS. Neither Purchaser nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement.

         Section 3.6 FINANCING PLAN. Simultaneously with the execution and delivery of this Agreement, Purchaser has delivered to Seller a true and complete copy of the plan (including a timetable) by which Purchaser intends to obtain sufficient funds to enable Purchaser to pay the Purchase Price (the "Financing Plan"). Purchaser reasonably believes that its Financing Plan will be implemented and that Purchaser will have sufficient funds to pay the Purchase Price.


                                   ARTICLE IV
                                   COVENANTS
                                   ---------

         Section 4.1 CONDUCT OF BUSINESS. (a) Between the date hereof and the Closing Date, without the written consent of Purchaser, Seller shall not:

                  (i) conduct the Gulf Coast Alum Business out of the ordinary course;

                           (ii) make any sale, transfer, lease or other disposition of any assets that would otherwise be included in the Acquired Assets with a book value in excess of $5,000 or mortgage, pledge or otherwise create a security interest in any of the Acquired Assets other than Permitted Liens and other than in the ordinary course of business;

                           (iii) enter into, amend or modify any contract, commitment or lease in relation to the Gulf Coast Alum Business that would, if entered into on the date hereof, be required to be disclosed on a Schedule to this Agreement, other than in the ordinary course of business;

                           (iv) grant any increase in compensation to any employees of the Gulf Coast Alum Business which increases singly or in the aggregate are material, other than in the ordinary course of business;

                           (v) transfer or otherwise change the terms or conditions of employment of any employees of the Gulf Coast Alum Business other than in the ordinary course of business; or

                           (vi) consent to the termination of any Assumed Contract or waive any of Seller's material rights with respect thereto.

         Section 4.2 ACCESS TO PROPERTIES. Seller shall furnish to Purchaser and its counsel, accountants, investment advisors and other representatives all information reasonably requested by Purchaser and provide access (during regular business hours and on reasonable prior notice) to facilities and personnel of Seller that Purchaser may reasonably request, all solely for purposes of performing the Phase I Audit or an asset appraisal or to the extent that Purchaser demonstrates that such information or access has been requested by Purchaser's prospective lending institutions or insurance companies; provided, however, that all such requests for information and access must be made and coordinated through the Manager of Business Development. Any additional requests for information or access shall be made to, and subject to the approval of, the Manager of Business Development.

         Section 4.3 CONFIDENTIALITY. Neither Purchaser nor Seller shall divulge any information (except to their respective employees, financing sources, or legal or financial representatives or advisors) or make any public announcement regarding the transactions contemplated hereby without the prior written consent of the other party except to the extent required by law. In the event that this Agreement terminates without the purchase and sale of the Acquired Assets having taken place, the parties and their respective affiliates and agents (i) shall hold in confidence and refrain from using all non-public information received in connection with the transactions contemplated in this Agreement and (ii) shall return promptly all such non- public information to the party to which such information relates.

         Section 4.4 THIRD PARTY CONSENTS; COOPERATION WITH RESPECT TO FILINGS.
(a) Seller shall use its best efforts (which shall not require Seller to incur any financial obligation) to obtain prior to the Closing Date, all Material Consents required by this Agreement and shall cooperate with Purchaser to assist Purchaser in obtaining any other consents to transfer of the Assumed Contracts reasonably requested by Purchaser.

                  (b) Each of the parties shall use its best efforts (which shall not require such party to incur any financial obligation) to obtain all waivers, permits, consents and approvals and to effect all registrations, filings and notices with or to third parties or governmental or public bodies or authorities that are in the reasonable opinion of Seller or Purchaser necessary or reasonably desirable in connection with the transactions contemplated by this Agreement.

         Section 4.5 CERTAIN NOTIFICATIONS. At all times prior to the Closing, each party hereto shall, as promptly as reasonably practicable, notify the other in writing of the occurrence of any event as to which it obtains knowledge that is reasonably likely to result in the failure of a condition specified in
Article V or Article VI hereof.

         Section 4.6 EMPLOYEE MATTERS. (a) Except as to provided to the contrary in this Section 4.6, Purchaser shall offer employment to all employees of the Gulf Coast Alum Business identified on Schedule 4.6(a) on terms substantially equivalent to their current employment including, without limitation, job responsibilities, wages and compensation. Purchaser's offer of employment shall include employee benefits no less favorable in the aggregate than that applicable to each such employee immediately before the Closing Date based on those Benefit Plans described on Schedule 2.9 hereto. Effective as of the Closing Date, all such employees who accept or do not affirmatively decline Purchaser's offer of employment within two (2) business days after the Closing Date will become employees of Purchaser ("Hired Employees") and Purchaser shall continue the employment of such Hired Employees for at least nine (9) months following the Closing Date, except for any Hired Employee who voluntarily leaves or is dismissed for "cause". Any employee who receives an offer of employment in accordance with the provisions of this Section 4.6 which such employee does not affirmatively accept and who does not report to work or provide notification to his or her supervisor of a reasonably acceptable reason for such absence (including, without limitation, vacation, illness, short-term disability, jury duty or funeral or bereavement leave) within two business days following the Closing Date shall be deemed to have rejected Purchaser's offer of employment. Except as provided to the contrary in this Section 4.6, Purchaser shall maintain in effect for a period of at least one (1) year following the Closing Date, employee benefit plans (including, without limitation, benefits under Section 4.6(j) that are no less favorable in the aggregate than those applicable to a Hired Employee immediately before the Closing Date. Any employee identified on
Schedule 4.6(a) who is on short-term disability as of the Closing Date shall be offered employment by Purchaser in accordance with this Section 4.6 upon the cessation of such short-term disability. Purchaser shall have no obligation to offer employment to any employee identified on Schedule 4.6(a) who is receiving
(i) long-term disability on the Closing Date, or (ii) short-term disability on the Closing Date, which is followed by long-term disability.

                  (b) In any termination or layoff by Purchaser of any Hired Employee after the Closing, Purchaser will comply fully, if applicable, with the Worker Adjustment and Retraining Notification Act of 1988 ("WARN") and all other applicable Federal, state and local laws, including those prohibiting discrimination and requiring notice. Purchaser will bear the cost of compliance with (or failure to comply with) any such laws.

                  (c) Except as specifically set forth in this Agreement, (i) Purchaser is not assuming and (ii) will not have any responsibility for the continuation of, any Benefit Plan, and Purchaser will not be deemed a successor employer to Seller with respect to any Benefit Plan. Except as set forth in this
Section 4.6, no Benefit Plan adopted or maintained by Purchaser with respect to the Gulf Coast Alum Business will be deemed a successor plan of Seller. Except as specifically set forth in this Agreement, no assets held in trust for any Benefit Plan shall be transferred to Purchaser or to any plan adopted or maintained by Purchaser.

                  (d) As of the Closing Date, and without any waiting period, Purchaser will provide all Hired Employees (and their dependents) with medical benefit coverage under plans maintained or established by Purchaser, consistent with Purchaser's obligations under Section 4.6(a). As to any Hired Employee (or a dependent thereof) who was covered by Seller's medical plans as of the Closing, Purchaser will use its best efforts (not involving any financial obligation or any increased rates payable by Purchaser) to waive any pre-existing condition exclusions contained in the applicable medical plans or have such pre-existing condition exclusions eliminated or waived as expeditiously as possible and consider any monies paid (or accrued) under Seller's medical and dental plans by Hired Employees (or their dependents) prior to the Closing Date toward any deductibles, co-pays or other maximums under Purchaser's medical and dental plan for the first plan year after the Closing Date. Purchaser will be responsible for satisfying its obligations under Section 601 ET SEQ. of ERISA and Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), to provide continuation coverage ("COBRA") to any Hired Employee in accordance with law. Purchaser shall pay to Seller the premiums payable on behalf of a Hired Employee (and/or his or her dependents) who elect to receive COBRA under Seller's medical plans due to a pre-existing condition which is excluded under Purchaser's medical plans (until the earlier of (i) the elimination of the condition or the exclusion or (ii) the termination of the COBRA period).

                  (e) As of the Closing Date and for one (1) year thereafter, Purchaser will provide all Hired Employees with coverage under severance pay plans maintained by Purchaser, which coverage shall be no less favorable than that provided under Seller's severance pay plans or obligations as of the Closing Date, all of which are identified on Schedule 2.9. Such plans shall be established in accordance with Section 4.6(g) hereof.

                  (f) As of the Closing Date, Purchaser will assume all obligations of Seller to Hired Employees for any vacation entitlement and vacation pay entitlement, regardless of whether such obligations have been accrued on the books of the Gulf Coast Alum Business. Seller will have no obligation to make any payment to Hired Employees after the Closing with respect to any vacation entitlement and vacation pay entitlement. Purchaser shall provide vacation benefits to Hired Employees in accordance with Section 4.6(g) hereof.

                  (g) Purchaser will provide each Hired Employee with full credit for such Hired Employee's service with Seller prior to the Closing for purposes of any participation or eligibility requirement and for purposes of vesting under Purchaser's 401(k) Plan, Purchaser's

Defined Benefit Plans, if any (including, without limitation, eligibility for early retirement and other subsidies), and for purposes of any eligibility, participation, vesting or similar requirement for retiree medical (including, without limitation, dental), life insurance, medical, severance pay and vacation benefits.

                  (h) As soon as practicable after the Closing, Purchaser shall establish one or more Section 401(k) Plans or designate one or more existing
Section 401(k) Plans (the "Purchaser's 401(k) Plan"). Upon receipt by counsel for Seller of evidence satisfactory to Seller that Purchaser's 401(k) Plan is a tax-qualified plan under Section 401(a) of the Code and any related trust is exempt from tax under Section 501(a) of the Code, as soon as practicable in accordance with the terms of the Purchaser's 401(k) Plan and applicable law and regulations, the Trustees of the Savings Investment Plan for Hourly Employees of Rhone-Poulenc Basic Chemicals Co. and the Rhone-Poulenc Inc. Savings Plus Plan (the "Seller's 401(k) Plans") shall transfer in cash, in accordance with Section 414(1) of the Code, to the Trustee of the Purchaser's 401(k) Plan, the balance (whether or not vested) standing in the account of each Hired Employee as of the most recent valuation date (on or immediately preceding the date of distribution). The account balances so transferred under this Section 4.6(h) shall be fully vested and nonforfeitable under the Purchaser's 401(k) Plan, and the provisions of Section 4.6(g) hereof shall be fully applicable to the Hired Employees. Upon such transfer, the Trustee of the Purchaser's 401(k) Plan shall assume liability for the account balances transferred on behalf of the Hired Employees and shall agree to indemnify and hold Seller, the Trustees of the Seller's 401(k) Plans and the Seller's 401(k) Plans harmless for the account balances transferred to the Purchaser's 401(k) Plan. Seller and Purchaser agree to take such actions as may be necessary to transfer to Purchaser and/or Purchaser's 401(k) Plans any loans or related obligations of Hired Employees under Seller's 401(k) Plans as of the date account balances are transferred.

                  The Seller and Purchaser agree to use their best efforts to execute all necessary documents, to file all required forms with any governmental agencies and to undertake all actions that may be necessary or desirable to implement expeditiously the transfer of assets contemplated herein.

                  (i) As of, or as soon as practicable after and effective as of, the Closing Date, the Purchaser may (but shall not be required to) establish or designate one or more existing defined benefit pension plans (the "Purchaser's Defined Benefit Plans"). If such Defined Benefit Plans are established by Purchaser, the Hired Employees shall be entitled to participate in the Purchaser's Defined Benefit Plans, which shall be tax-qualified plans under Section 401(a) of the Code (and any related trust shall be exempt from tax under Section 501(a) of the Code), it being understood that the adoption of a Defined Benefit Plan for employees covered by a collective bargaining agreement shall not entitle the non-collectively bargained employees to be covered by the same or any other Defined Benefit Plan. The Purchaser's Defined Benefit Plans, if established, shall provide coverage (including, without limitation, participation, eligibility for benefits and subsidies, vesting and accruals) to Hired Employees that is substantially equivalent (as reasonably determined by Purchaser) to that provided to the Hired Employees under the

Retirement Plan for Hourly Employees of Rhone-Poulenc Basic Chemicals Co. and the Rhone Poulenc Inc. Retirement Plan (whichever is applicable to a particular Hired Employee) as of the Closing Date. The provisions of Section 4.6(g) hereof shall be fully applicable to the Purchaser's Defined Benefit Plans.

                  (j) As of the Closing Date and for a period of at least one year following the Closing Date, Purchaser will provide all Hired Employees (and their dependents) with retiree medical (including, without limitation, dental) coverage and life insurance coverage, which is not less favorable (in terms of eligibility, benefits and cost to participants) than the retiree coverage provided to them or for which they could have become eligible under Seller's Benefit Plans providing such coverage, based on provisions of such Plans as in effect as of the Closing Date ("Purchaser's Retiree Medical Plans"). Purchaser shall assume and become liable with respect to all obligations and responsibilities of the Seller to provide retiree medical (including, without limitation, dental) and life insurance benefits to the Hired Employees (and their dependents). The provisions of Section 4.6(g) hereof shall be fully applicable to the Purchaser's Retiree Medical Plans.

                  (k) Seller will bear the entire cost and expense of all workers' compensation claims arising out of injuries identifiably sustained by Hired Employees on or before the Closing. Purchaser will bear the entire cost and expense of all workers' compensation claims arising out of injuries identifiably sustained by Hired Employees after the Closing. Purchaser will bear the entire cost and expense of all workers' compensation claims arising out of injuries without an identifiable date of occurrence and which are filed after the Closing Date.

                  (l) Any liabilities, costs or expenses incurred by Seller or Purchaser associated with the termination of any Hired Employees, shall be the responsibility of the Purchaser, including, without limitation, any responsibility for Seller to pay severance to any Hired Employee as a result of the transactions contemplated by this Agreement.

                  (m) Neither Purchaser nor Seller intend this Section 4.6 to create any rights or interest, except as between Purchaser and Seller and no present or future employees of either party (or any dependents of such employees) will be treated as third party beneficiaries in or under this Agreement.

                  (n) Purchaser will indemnify and hold harmless Seller and Seller's Benefit Plans (and their trustees, fiduciaries and administrators) against (i) any claim (including, without limitation, any such claim for severance, employee benefits or for benefits under WARN) arising out of Purchaser's failure to extend any employee listed on Schedule 4.6(a) an offer of employment in accordance with Section 4.6; (ii) any claim alleging that any termination or layoff of any Hired Employee failed to comply with applicable law; (iii) any claim by a Hired Employee (or dependent) arising out of Purchaser's failure to comply with Section 4.6(j); (iv) any claim by a Hired Employee in connection with the account balances transferred from Seller's 401(k) Plans to Purchaser's 401(k) Plans as described in Section 4.6(h) hereof;
(v) any claim
related to the rights of a Hired Employee (or dependent) to continuation coverage under Section 4980B of the Code or Section 601 ET SEQ of ERISA, which arises due to or in connection with a qualifying event that occurs after the Closing Date; and (vi) all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses) actually suffered or incurred, arising out of or resulting from Purchaser's breach of any covenant set forth in this Section 4.6.

                  (o) Seller shall not offer employment to or hire any of the persons listed on Schedule 4.6(a) hereto for a period of two (2) years after the Closing Date without the prior written consent of Purchaser.

         Section 4.7 NO NEGOTIATIONS. Between the date hereof and the Closing Date, Seller will not in any way contact, initiate, enter into or conduct any discussions or negotiations or enter into any agreements with any person or entity with respect to the sale of all or part of the Gulf Coast Alum Business.

         Section 4.8 RIGHT OF FIRST OFFER. Within six (6) months after the Closing Date, Seller shall give Purchaser notice in writing of its intent to offer for sale all or substantially all of the intangible assets related to Seller's dry alum business conducted at Seller's Houston, Texas plant (the "Houston Dry Alum Business"). For a period of thirty (30) days after receipt of such notice, Purchaser shall have the exclusive right to make an offer to purchase the Houston Dry Alum Business ("Purchase Offer") by giving Seller written notice in reasonable detail of the terms of such Purchase Offer including, without limitation, the purchase price and method of payment therefor. During such thirty (30) day period, Seller shall not offer to sell the Houston Dry Alum Business to any third party. If Purchaser declines to make a Purchase Offer or makes an offer which Seller does not accept, Seller shall thereinafter have the right to sell the Houston Dry Alum Business to a third party; provided, however, that if Purchaser has made a Purchase Offer, Seller cannot sell to a third party on terms less favorable to Seller than those set forth in Purchaser's Purchase Offer within six (6) months after such Purchase Offer.

         Section 4.9 NONCOMPETITION. At the Closing, Seller and Purchaser shall enter into the Noncompetition Agreement.

         Section 4.10 ENVIRONMENTAL AUDIT. Immediately after the execution hereof and for a period not to exceed forty-five (45) days, Purchaser shall have the right to conduct a Phase I Audit (as defined below) of the Real Property. The term "Phase I Audit" shall mean (i) the review of records and documents relating to the Real Property's environmental conditions and compliance matters,
(ii) visual site inspections, and (iii) interviews of present and former employees and/or managers with responsibility for environmental compliance matters. A copy of the Phase I Audit Report shall be delivered by Purchaser to Seller promptly upon Purchaser's receipt thereof. Seller shall cooperate with Purchaser and its environmental consultants to provide reasonable access to the Real Property and to all relevant data and records relating to environmental conditions on the Real Property; provided, however, that Seller shall not be required to disclose any information regarding analyses or conclusions reached by Seller or its agents or consultants or provide copies of any reports or other documents containing such analyses or conclusions, if Seller, in its sole discretion, deems such reports or other documents, analyses or conclusions to be privileged and/or confidential. Notwithstanding the foregoing, in the event Seller declines to provide copies of such reports or documents, Seller shall provide Purchaser with any factual data (without disclosing such analyses or conclusions) contained in such reports or documents.

         Section 4.11 FINANCING OBLIGATIONS. Purchaser shall use its best efforts to obtain financing pursuant to the Financing Plan and shall provide Seller with status reports every fifteen (15) days after the execution of this Agreement until the earlier of the Closing or termination of this Agreement. If Purchaser has not received a firm written commitment from a reputable lending institution within sixty (60) days from the date hereof which commitment is irrevocable except for customary conditions, Seller shall have the right to terminate this Agreement for failure to satisfy the condition set forth in
Section 6.5 hereof.

         Section 4.12 FINANCIAL ASSURANCES. On the Closing Date, Purchaser shall issue or cause to be issued on its behalf such financial assurance documents as are acceptable to and accepted by the applicable governmental entities in substitution for the Letters of Credit. In the event that despite using its best efforts, Purchaser fails to fulfill its obligation under the preceding sentence, Purchaser shall on the Closing Date cause back to back unconditional irrevocable letters of credit to be issued for the benefit of Seller with respect to each Letter of Credit in a form reasonably satisfactory to Seller. Such back to back letters of credit shall continue until Purchaser fulfills its obligation pursuant to this Section.

         Section 4.13 SALE OF MUD RAW MATERIAL. (a) On the Closing Date, Purchaser shall enter into the Mud Purchase Order pursuant to which, Purchaser agrees to sell to Seller at a price equal to the Purchaser's direct cost of removal and delivery of mud to Seller plus 5% ("Base Price"), F.O.B. Purchaser's plant, all of Seller's requirements for mud (subject to availability of supply) in order to permit Seller to continue the manufacture and sale of cat litter after the Closing Date; provided, however, if Purchaser has received orders from another customer for mud for a price greater than the Base Price and has insufficient supplies of mud to fill both Seller's requirements and those of such customer, Purchaser may give priority in supplying mud to such customer unless Seller agrees to pay the greater price for the mud in which event Seller shall be given priority in the supply of mud. The Mud Purchase Order shall be effective for a term of five years and shall renew automatically thereafter annually, for successive one year terms, unless either party shall have terminated such purchase order effective at the end of the initial term or any renewal term, upon at least one year's prior written notice to the other party.

                  (b) Such Mud Purchase Order shall contain an agreement (the "Litter Noncompete") by Purchaser not to directly or indirectly compete with Seller in the United States with respect to the development, manufacture, sale or offering or promoting for sale of any product which is the same or substantially similar to or which competes with any cat or other animal litter product now or hereafter developed, manufactured or sold by Seller ("Competition") or to sell mud to any other party engaged in Competition with Seller from the date of Closing until the earlier of (i) the third anniversary of the Closing, (ii) the date on which Purchaser and Seller execute either the license agreement or the manufacturing agreement referred to in Section 4.14 hereof, or (iii) the date on which Purchaser and Seller close the sale of Seller's cat litter business to Purchaser, all of the agreements referred to in
(ii) and (iii) hereinafter referred to as the "Litter Operations Transactions" (the "Litter Noncompete Terms"). As consideration for such Litter Noncompete, Seller shall make annual payments to Purchaser during the Litter Noncompete Term of $50,000 payable at the Closing, $100,000 payable on the first anniversary of the Closing and $150,000 payable on the second anniversary of the Closing (collectively, the "Litter Noncompete Payments"). To the extent that Seller purchases mud from Purchaser pursuant to the Mud Purchase Order during the Litter Noncompete Term, Seller shall receive a credit to be applied against the purchase price of the mud equal to the full amount of such purchase price up to a maximum annual credit equal to the annual portion of the Litter Noncompete Payments paid for the year in which such purchase of mud is made.

                  (c) Notwithstanding anything to contrary set forth above, if either party terminates negotiations with respect to the Litter Operations Transactions prior to execution of any definitive agreement with respect thereto or the closing of any sale of the cat litter business to Purchaser, Seller, at its option, may at any time thereafter terminate the Litter Noncompete in which event the Seller's obligation to pay any future Litter Noncompete Payments shall cease. To the extent such termination occurs prior to the end of any full year of the Litter Noncompete Term for which an annual installment of the Litter Noncompete Payments has already been made, then Seller shall be entitled to a pro-rata rebate of such annual installment of the Litter Noncompete Payments for such year based on the number of days remaining in such year divided by 365. In the event that Seller exercises such option to terminate the Litter Noncompete or the Litter Noncompete expires by its terms, such termination shall have no effect on any of the other provisions of the Mud Purchase Order, all of which shall remain in full force and effect as written.

         Section 4.14 CAT LITTER. Promptly after the execution hereof, Seller and Purchaser shall negotiate in good faith, and use their reasonable efforts to enter into, a license agreement pursuant to which Seller shall grant to Purchaser the right to use the technology and know-how presently used by Seller in Seller's cat litter business. Such license agreement shall provide for payment of commercially reasonable royalties by Purchaser based upon a percentage of gross sales (F.O.B. Purchaser's plant and net of returns, sales taxes, cash discounts and allowances) and shall be exclusive for so long as certain mutually agreed upon performance levels are achieved by Purchaser. In the event that Seller and Purchaser are unable to agree on the terms of such license agreement prior to the Closing Date, Purchaser and Seller shall promptly, and in no event later than thirty days after the Closing Date, negotiate in good faith and use their reasonable efforts to enter into a toll manufacturing agreement pursuant to which Purchaser shall manufacture cat litter for Seller for a price equal to Purchaser's manufacturing cost plus 5% which agreement will contain certain mutually agreed upon terms in accordance with reasonable commercial practices.


                                   ARTICLE V
                     CONDITIONS TO PURCHASER'S OBLIGATIONS
                     -------------------------------------

         The obligations of Purchaser are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any of which may be waived in whole or in part by Purchaser as provided herein except as otherwise provided by law:

         Section 5.1 REPRESENTATIONS AND WARRANTIES OF SELLER TO BE TRUE; PERFORMANCE BY SELLER; Certificate. (a) The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made or given again at and as of the Closing Date, except for any representation or warranty expressly stated to have been made or give as of a specified date, which, at the Closing Date, shall be true and correct in all material respects as of the date expressly stated.

                  (b) Seller shall have performed and complied in all material respects with all of its agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

                  (c) Seller shall have delivered to Purchaser a certificate of its president or any vice president certifying the fulfillment of the conditions set forth in this Section 5.1.

         Section 5.2 NO MATERIAL ADVERSE CHANGE. Since the date of the execution of this Agreement, there has been no material adverse change in the Acquired Assets, the Assumed Liabilities, operating results or the financial condition of the Gulf Coast Alum Business taken as a whole.

         Section 5.3 CONSENTS. All notices to, and declarations, filings and registrations with, and consents, approvals and waivers from, and waiting periods required by, governmental and regulatory agencies required to consummate the transactions contemplated hereby and all Material Consents shall have been obtained.

         Section 5.4 NO PROCEEDING OR LITIGATION. (a) No preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction, whether federal, state or foreign, or by any governmental or regulatory body, whether federal, state or foreign, nor shall any statute, rule, regulation or executive order be promulgated or enacted by any governmental authority, whether federal, state or foreign, which prevents the consummation of the transactions contemplated in this Agreement.

                  (b) No suit, action, claim, proceeding or investigation before any court, arbitrator or administrative, governmental or regulatory body, whether federal, state or foreign, shall have been commenced and be pending against Seller or Purchaser or any of their respective affiliates, associates, officers or directors seeking to prevent the sale of the Acquired Assets or the Gulf Coast Alum Business or asserting that the sale of the Acquired Assets or the Gulf Coast Alum Business would be illegal.

         Section 5.5 OPINION OF COUNSEL. Seller shall have delivered an opinion of counsel pursuant to Section 1.5(b).

         Section 5.6 FINANCING. Purchaser shall have obtained a firm written commitment from a reputable lending institution within sixty (60) days from the date hereof to provide financing for the payment of the Purchase Price, in an amount of no less than the minimum amount required to consummate the transactions contemplated hereby (other than those referred to in Sections 4.8 and 4.14 above) as set forth in the Financing Plan on terms and conditions that are reasonable in light of generally acceptable commercial standards for similar transactions involving parties similarly situated which commitment is irrevocable except for customary conditions.


                                   ARTICLE VI
                       CONDITIONS TO SELLER'S OBLIGATIONS
                       ----------------------------------

         The obligations of Seller under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, all or any of which may be waived in whole or in part by Seller as provided herein except as otherwise provided by law.

         Section 6.1 REPRESENTATIONS AND WARRANTIES OF PURCHASER TO BE TRUE; PERFORMANCE BY PURCHASER; CERTIFICATE. (a) The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects on the date hereof and as of the Closing Date with the same effect as though such representations and warranties had been made or given again at and as of the Closing Date, except for any representation or warranty expressly stated to have been made or given as of a specified date, which, at the Closing Date, shall be true and correct in all material respects as of the date expressly stated.

                  (b) Purchaser shall have performed and complied in all material respects with all of its agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

                  (c) Purchaser shall have delivered to Seller a certificate of its president or any vice president dated the Closing Date and certifying the fulfillment of the conditions set forth in this Section 6.1.

         Section 6.2 CONSENTS. All notices to, and declarations, filings and registrations with and consents, approvals and waivers from and waiting periods required by, governmental and regulatory agencies required to consummate the transactions contemplated hereby shall have been obtained.

         Section 6.3 NO PROCEEDING OR LITIGATION. (a) No preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction, whether federal, state or foreign, or by any governmental or regulatory body, whether federal, state or foreign, nor shall any statute, rule, regulation or executive order be promulgated or enacted by any governmental authority, whether federal, state or foreign, which prevents the consummation of the transactions contemplated in this Agreement.

                  (b) No suit, action, claim, proceeding or investigation before any court, arbitrator or administrative, governmental or regulatory body, whether federal, state or foreign, shall have been commenced and be pending against Seller or Purchaser or any of their respective affiliates, associates, officers or directors seeking to prevent the sale of the Assets or the Business or asserting that the sale of the Assets or the Business would be illegal.

         Section 6.4 OPINION OF COUNSEL. Purchaser shall have delivered an opinion of counsel pursuant to Section 1.5(c).


         Section 6.5 FINANCING. Purchaser shall have obtained, and provided to Seller, a firm written commitment from a reputable lending institution within sixty (60) days from the date hereof to provide financing for the payment of the Purchase Price, in an amount no less than the minimum amount required to consummate the transactions contemplated hereby (other than those set forth in Sections 4.8 and 4.14 above) as set forth in the Financing Plan on terms and conditions that are reasonable in light of generally acceptable commercial standards for similar transactions involving parties similarly situated which commitment is irrevocable except for customary conditions. If such condition is not satisfied by the sixtieth day, notwithstanding Section 1.5(a) hereof, Seller may thereafter terminate this Agreement upon notice to Purchaser; provided, however, that seller shall not have the right to terminate this Agreement for failure by Purchaser to satisfy this condition until ninety (90) days after the date hereof, if Purchaser deposits in escrow with a financial institution mutually acceptable to Purchaser and Seller and pursuant to a mutually acceptable escrow agreement a nonrefundable deposit of $200,000 prior to the expiration of such sixty (60) day period in an interest bearing account. In the event Purchaser makes such a deposit of earnest money and the transactions contemplated hereby (other than those referred to in Sections 4.8 and 4.14 above) close within such additional thirty (30) day period then the deposit and any interest thereon shall be applied against the Purchase Price upon the closing of the transactions contemplated hereby. In the event Purchaser fails to obtain such financing commitment and to close the transactions contemplated hereby (other than those referred to in Sections 4.8 and 4.14 above), prior to the expiration of such additional thirty (30) day period for any reason (other than due to the failure of any of the conditions set forth in Sections 5.1 through 5.5 hereof to be satisfied within such period), Seller may terminate this Agreement effective upon written notice of such termination. In such event, the deposit and all interest thereon shall be retained by Seller and shall be deemed a payment for the extension of Purchaser's exclusive right to purchase the Acquired Assets and not liquidated damages with respect to any losses suffered by Seller as a result of any failure by Purchaser to close the transactions contemplated hereby in accordance with this Agreement. If this Agreement is terminated due to the failure of any of the conditions set forth in Sections 5.1 through 5.5 hereof to be satisfied then such deposit and interest thereon shall be returned to Purchaser.

         Section 6.6 SUPPLY AGREEMENT. Purchaser shall have executed and delivered to Seller the Supply Agreement.

         Section 6.7 MUD PURCHASE ORDER. Purchaser shall have executed and delivered to Seller the Mud Purchase Order.

         Section 6.8 LETTERS OF CREDIT. Purchaser shall have issued or caused to be issued the necessary financial assurances or back to back letters of credit pursuant to Section 4.12 hereof.


                                  ARTICLE VII
                                INDEMNIFICATION
                                ---------------

         Section 7.1 INDEMNIFICATION BY SELLER. Except as otherwise limited by this Article VII, Purchaser and its officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by Seller for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses) actually suffered or incurred by it (hereinafter a "Purchaser Loss"), and actually arising out of or resulting from:

                  (a) the breach of any representation or warranty by Seller contained herein or in any document delivered hereunder at the Closing; or

                  (b) the breach of any covenant or agreement by Seller contained herein; or

                  (c) the Excluded Assets or Excluded Liabilities.

         Section 7.2 INDEMNIFICATION BY PURCHASER. Except as otherwise limited by this Article VII, Seller and its officers, directors, Benefit Plans (and trustees, fiduciaries or administrators), employees, agents, successors and assigns shall be indemnified and held harmless by Purchaser from any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses) actually suffered or incurred by it (hereinafter a "Seller Loss") actually arising out of or resulting from:

                  (a) the breach of any representation or warranty by Purchaser contained herein or in any document delivered hereunder; or

                  (b) the breach of any covenant or agreement by Purchaser contained herein or in any document delivered hereunder; or

                  (c) the Assumed Liabilities.

         Section 7.3 GENERAL INDEMNIFICATION PROVISIONS. (a) For the purposes of this Section 7.3, the term "Indemnitee" shall refer to the person or persons indemnified, or entitled, or claiming to be entitled to be indemnified, pursuant to the provisions of Section 7.1 or 7.2, as the case may be; the term "Indemnitor" shall refer to the person having the obligation to indemnify pursuant to such provisions; and "Losses" shall refer to the "Seller Losses" or the "Purchaser Losses", as the case may be.

                  (b) An Indemnitee shall promptly give the Indemnitor notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right to indemnification is claimed or arises. The obligations and liabilities of an Indemnitor under this Article VII, with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article VII ("Third Party Claims"), shall be governed by and contingent upon the following additional terms and conditions: if an Indemnitee shall receive notice of any Third Party Claim, the Indemnitee shall give the Indemnitor prompt notice of such Third Party Claim and shall permit the Indemnitor, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives prompt notice of intention to do so to the Indemnitee. In the event the Indemnitor exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to it all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. Except the settlement of a Third Party Claim which involves the payment of money only and for which the Indemnitee is totally indemnified by the Indemnitor, no Third Party Claim may be settled by the Indemnitor without the written consent of the Indemnitee. Similarly, no Third party Claim may be settled by the Indemnitee without the written consent of the Indemnitor.

         Section 7.4 LIMITS ON INDEMNIFICATION OF PURCHASER. (a) No claim may be made against Seller for indemnification pursuant to Section 7.1 unless and only to the extent the aggregate of all Purchaser Losses exceed $100,000 and Seller shall not be required to indemnify Purchaser for any Purchaser Losses which in the aggregate exceed the Base Purchase Price less $1,500,000; provided, however, that such restrictions shall not apply to (i) breaches of Sections 2.4 and 2.6 to the extent relating to title to the Acquired Assets and (ii) the Excluded Liabilities.

                  (b) (i) Subject to Section 7.4(a) hereof, with respect to Government Mandated Clean-up or Third Party Environmental Claims (as defined below), Seller shall pay 60% of the aggregate amount of all such claims up to a total of $1,000,000 in claims (i.e. Seller shall be responsible for a maximum of $600,000) provided that (A) Purchaser provides Seller with written notice of such claims within three years from the Closing Date, (B) the liability is solely the result of storage, release or disposal of Hazardous Substances (as heretofore defined) prior to the closing Date, (C) such liability shall not have been materially increased by actions or inaction of the Purchaser after the Closing Date, and (D) such liability does not relate to manufacture of alum, closure of any ponds, storage or handling of sulfuric acid or to any other matters disclosed to Purchaser on any Schedule to this Agreement.

                  (ii) As used herein:

                           (A) "Government Mandated Clean-Up" means any judicial
                  or administrative order, decree or judgment of a governmental or regulatory body, agency or authority ("Order") which is not initiated by Purchaser and which requires Purchaser to analyze, monitor, remove, treat, clean-up, prevent the escape of, store or otherwise dispose of any Hazardous Substances existing on the Real Property as of the Closing Date or existing on any adjacent property as of the Closing Date as a result of the release or discharge of Hazardous Substances from the Real Property prior to the Closing Date, as and to the extent the Government Mandated Clean-up is required (whether or not so stated in the Order) for the Purchaser's continued use of the Real Property as a site for the manufacture of alum. An Order shall not be deemed initiated by Purchaser if it is initiated solely pursuant to any notice or report made by Purchaser which is required by law.

                           (B) "Third Party Environmental Claims" means any
                  claims, suits or legal or administrative proceedings (including for violation of law or regulations) made or instituted by any federal, state or local government, governmental agency or political subdivision, or any other person or entity based on or relating to injury to persons or property caused by the presence or release of any Hazardous Substances on or from the Real Property prior to the Closing Date.

         Section 7.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller in Article II and Purchaser in Article III shall survive the Closing until the second anniversary thereof, and thereafter no claim may be brought in respect of any misrepresentation or breach of warranty; provided, however, that the indemnity obligations of Seller with respect to the representations and warranties contained in Section 2.23 shall survive until expiration of the applicable statute of limitations and the representations and warranties contained in Sections 2.4 and 2.6 to the extent relating to title to the Acquired Assets shall survive indefinitely. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by a party in whose favor such representations and warranties have been made to the party that made such representations and warranties, then the relevant representations and warranties shall survive as to such claim until the claim has been finally resolved. At the Closing Seller shall have the right to update or amend any of the Schedules hereto to furnish Purchaser with supplemental information with respect to any matters or events which were not known to Seller at the time the Schedules were prepared and which arise or which become known by Seller subsequent to the date hereof which, if existing or known on the date hereof would have rendered any statement, representation or warranty made by Sellers or any information in any Schedule hereto then inaccurate or incomplete. If Purchaser receives any updates or amendments to any schedules pursuant to this Section, Purchaser shall have the right to delay the Closing for not more than five (5) days to review such amended schedules and to object to any item on such Schedules which was not contained in the original schedules within five (5) days after receipt by Purchaser of the relevant amended Schedule if such item materially and adversely affects the value of the Gulf Coast Alum Business taken as a whole. In the event that Purchaser objects to any item on the Amended Schedules because such item materially and adversely affects the value of the Gulf Coast Alum Business taken as a whole or if Purchaser independently becomes aware that any representation or warranty made by Seller herein is incorrect in any material respect as of the date hereof or will be incorrect in any material respect as of the Closing Date, the Purchaser shall have as its sole remedy hereunder the option (i) to terminate this Agreement (on five (5) business days' notice) or (ii) to proceed with the Closing and, upon the Closing, Purchaser shall be conclusively deemed to have waived all claims hereunder relating to such misrepresentation or breach of warranty or such items set forth on updated or amended schedules.

                  Section 7.6 ADJUSTMENT OF LIABILITY. The amount which an Indemnitee shall be entitled to receive from an Indemnitor with respect to any indemnifiable loss hereunder shall be net of any insurance recovery and tax benefit (if realizable prior to the end of the first full tax year following the date of indemnification) accruing to the Indemnitee on account of such loss.


                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

         Section 8.1 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written consent of Purchaser and Seller; or

                           (b) by either Purchaser or Seller, if the Closing shall not have occurred on or before September 3, 1992; or

                           (c) by either Purchaser or Seller, as provided in
         Section 7.5. with respect to knowledge of incorrect representations and warranties prior to the Closing; or

                           (d) by Purchaser pursuant to Section 5.6 or by Seller, pursuant to Section 6.5 for failure of Purchaser to satisfy the financing condition set forth therein.

         Section 8.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement by either or both of the parties pursuant to
Section 8.1 hereof, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and there shall be no liability on the part of the parties hereto (or their respective officers, director of affiliates) except (a) as set forth in Sections 4.3 and 9.1 hereof and (b) nothing herein shall relieve either party from liability for any willful breach hereof.

         Section 8.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by Purchaser and Seller.

         Section 8.4 WAIVER. Except as otherwise provided in this Agreement, any failure of either of the parties to comply with any provision hereof may be waived by the party entitled to the benefit thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such provision shall not operate as a waiver of or estoppel with respect to, any subsequent or other failure.


                                   ARTICLE IX
                                 MISCELLANEOUS
                                 -------------

         Section 9.1 EXPENSES. Purchaser and Seller will each pay its own expenses resulting or arising from or incurred in connection with this Agreement and the transactions contemplated hereby, including without limitation, expenses for professional services; provided, however, that Seller shall pay the cost of providing UCC searches to Purchaser hereunder and Purchaser shall pay the cost of obtaining all surveys required by its lenders, its title searches and title insurance policies, the Phase I Audit and the asset appraisal.

         Section 9.2 FURTHER ASSURANCES. Each party agrees, at any time and from time to time on or after the date hereof, upon the reasonable request of the other party and without further consideration, to execute and deliver such other documents and instruments and to take such other action as the other party may reasonably request in order to carry out the purposes and intent of this Agreement, provided, however, that any party required to take any actions pursuant to this Section shall be reimbursed for all out-of-pocket expenses incurred by such party in connection therewith.

         Section 9.3 TRANSFER TAXES. All excise, sales, value added, use, registration, stamp, transfer and similar taxes, levies, charges and fees (including all real estate transfer taxes) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Purchaser. Purchaser and Seller shall cooperate in providing each other appropriate resale exemption certificates and other appropriate tax documentation.

         Section 9.4 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if hand delivered or mailed by registered or certified mail to the addresses herein designated, or at such other address as may be designated in writing by notice pursuant hereto:

                  If to Seller:

                  Rhone-Poulenc Basic Chemicals Co.
                  c/o Rhone-Poulenc Inc.
                  CN 5266
                  Princeton, NJ    08543-5266
                  Attn:    James Spooner

                  with a copy to:

                  Proskauer Rose Goetz  & Mendelsohn
                  1585 Broadway
                  New York, NY    10036
                  Attn:    Steven  L. Kirshenbaum, Esq.

                  If to Purchaser:

                  Geo Specialty Chemicals, Inc.
                  Cambridge Court, Suite  450
                  28601 Chagrin Blvd.
                  Cleveland, Ohio    44122
                  Attn:    George  P. Ahearn, President
                  with a copy to:

                  Hahn Loeser  & Parks
                  3300 BP America Building
                  200 Public Square
                  Cleveland, Ohio    44114-2301
                  Attn:    Richard  A. Zellner, Esq.

         Section 9.5 AMENDMENTS AND ENTIRE AGREEMENT. This instrument contains the entire agreement between the parties hereto with respect to the purchase and sale of assets and other transactions contemplated hereby and supersedes and nullifies all prior understandings, representations, warranties, promises and undertakings made orally or in writing by or on behalf of the parties hereto. This Agreement may be changed, modified or terminated only by an instrument executed by Seller and Purchaser.

         Section 9.6 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights or obligations herein shall be assigned by either party without the prior written consent of the other party.

         Section 9.7 GOVERNING LAW. This Agreement shall be construed and governed in accordance with the laws of the State of New York without regard to its provisions concerning conflicts or choice of law.

         Section 9.8 SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the interpretation or meaning of this Agreement.

         Section 9.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         Section 9.10 BULK SALES LAW. Purchaser waives compliance by Seller with the provisions of any applicable bulk sales laws to the extent that such laws may be deemed applicable to the transactions contemplated hereby. Seller hereby indemnifies and agrees to hold Purchaser harmless from and against any and all liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees, other than the Assumed Liabilities, which are incurred or sustained by Purchaser as a result of such noncompliance. Notwithstanding
Article II hereof, any lien on the Acquired Assets resulting from such non-compliance shall not be deemed to result in breach of any representation or warranty made pursuant to Article II hereof.

         Section 9.11 DEFINITION OF SELLER'S KNOWLEDGE. As used in this Agreement, the phrase "to Seller's knowledge" and any similar phrase shall mean the actual knowledge of those employees of Seller listed in Schedule 9.11 after reasonable inquiry of plant managers and in reliance upon representations from such managers as to the accuracy and completeness of the information contained in the Schedules hereto.

         Section 9.12 TRANSITION SERVICES. Seller shall provide Purchaser with reasonable sales and marketing assistance in introducing Purchaser to the top ten paper industry customers of the Gulf Coast Alum Business for a period not to exceed thirty (30) days following the Closing Date, and in this regard shall provide Purchaser with the services of members of its sales force, at mutually agreed upon times, to accompany Purchaser's salesmen on initial visits to the top ten paper industry customers. In addition, prior to the Closing Date, the parties shall negotiate in good faith, and shall use their reasonable efforts to enter into an agreement with respect to the provision by Seller to Purchaser of certain mutually agreed upon transition services for a period not to exceed one hundred and twenty (120) days following the Closing Date with compensation for such services payable by Purchaser in an amount equal to Seller's cost of providing such services.

         Section 9.13 PACKAGING SUPPLIES. Purchaser shall have the right to use all packaging supplies and materials in Seller's Inventory as of the Closing Date until such packaging supplies are exhausted; provided, however, that (a) Purchaser shall not use any packaging supplies and materials which are marked with the Excluded Intangible Property at any time after three (3)months from the Closing Date and (b) Purchaser shall also stamp all packaged products with Purchaser's name or mark to identify that Purchaser is the seller of such products.

         Section 9.14 ANHYDROUS ALUM. Simultaneously with the Closing, Purchaser and Seller shall enter into the Supply Agreement for the sale of all of Seller's requirements of anhydrous alum by Purchaser to Seller in the form attached hereto as Exhibit F.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       RHONE-POULENC BASIC CHEMICALS CO.


                                       By: /s/ David D. Eckert
                                          -------------------------------------

                                       GEO SPECIALTY CHEMICALS, INC.


                                       By: /s/ George P. Ahearn
                                          -------------------------------------

                                      -39